                                  EXHIBIT 99.3

--------------------------------------------------------------------------------









                               MARKETING MATERIALS


                                       FOR


                            WAYNE SAVINGS BANCSHARES

                                 STOCK OFFERING












DRAFT #2  --  DATED OCTOBER 25, 2001


--------------------------------------------------------------------------------

                     WAYNE SAVINGS BANCSHARES STOCK OFFERING
                     ---------------------------------------


                                TABLE OF CONTENTS
                                -----------------

CORRESPONDENCE
--------------

Letter to Voting Record Date Members (eligible to vote and buy) "Closed Deposit Account" Letter (eligible to buy, not vote) Letter to Registered Public Stockholders at Voting Record Date Letter to "Street Name" Beneficial Owners at Voting Record Date Potential Investor Letter (Community)
Ryan, Beck "Broker Dealer" Letter
Stock Order Acknowledgment Letter
Stock Certificate Mailing Letter
Member Proxygram for Plan of Conversion
Stockgram Card
Community Meeting Invitation (optional)


ADVERTISEMENTS
--------------

Meeting Newspaper Advertisement (optional)
Tombstone Newspaper Advertisement  (optional)
Lobby Poster - Offering & Voting
Bank Statement Vote Reminder (optional)
Stock Center Location Posters
MAP


FORMS
-----

Stock Order Form
Proxy Card - (on top of Order Form, for Voting Record Date Members)
         -  - Counsel will give Transfer Agent a Proxy Card for Stockholders
--------------
NOTE: COMMUNITY MEETINGS ARE NOT ANTICIPATED. THESE MATERIALS DO NOT INCLUDE TRANSMITTAL FORM AND COVER LETTER RELATED TO THE WAYNE SHARE EXCHANGE.

LETTER TO VOTING MEMBERS
[WAYNE SAVINGS BANCSHARES LETTERHEAD]



Dear Customer:

It is my pleasure to inform you of an investment opportunity and to request your vote on our Plan of Conversion and Reorganization. Pursuant to the Plan, our organization will convert from the mutual holding company corporate structure to a fully stockholder-owned structure. As part of the conversion, Wayne Savings Bancshares, Inc., the parent company of Wayne Savings Community Bank, is offering up to 2,070,000 shares of its common stock for sale at $10.00 per share. There will be no sales commission charged to purchasers in the offering. AS AN ELIGIBLE WAYNE SAVINGS DEPOSITOR OR BORROWER, YOU HAVE THE RIGHT, BUT NO OBLIGATION, TO BUY WAYNE SAVINGS BANCSHARES COMMON STOCK IN THE OFFERING, BEFORE IT IS OFFERED FOR SALE TO THE PUBLIC.

THE VOTE:
---------
The corporate restructuring and related stock offering provided for in the Plan has received conditional regulatory approval. However, we must ALSO receive the approval of Wayne Savings Community Bank's depositors and borrowers. YOUR VOTE IS IMPORTANT. The enclosed Proxy Statement and Prospectus describe the Plan and the business reasons for the change in corporate structure. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD(S) AND RETURN THE CARD(S) TO US PROMPTLY, USING THE ENCLOSED PROXY REPLY ENVELOPE. NOT RETURNING PROXY CARDS WILL BE TREATED AS VOTING "AGAINST" THE PLAN.

ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE "FOR" THE PLAN OF CONVERSION AND REORGANIZATION.

PLEASE NOTE THAT:
o    Voting does not obligate you to purchase stock in the offering.
o There will be no change in the account numbers, interest rates or other terms of your deposits or loans at our bank.
o Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation.
o The Plan does not involve any outside companies. Our management and staff will continue to serve you in the same offices.

THE STOCK OFFERING:
-------------------
Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of stock in the offering, complete the enclosed Stock Order Form and return it, with full payment or deposit account withdrawal authorization, in the enclosed Order Reply Envelope. Stock Order Forms must be RECEIVED prior to 10:00 a.m., Eastern time, on December ___, 2001.

After the offering is completed, the Wayne Savings Bancshares, Inc. stock issued will be traded on the Nasdaq National Market, under the symbol "WAYN."

                                                                         (OVER)

LETTER TO VOTING MEMBERS



If you have questions regarding voting, you may refer to the Questions & Answers section of the Proxy Statement. For questions about the offering, you may refer to the Prospectus, including the Questions & Answers section (beginning on p. ___). If you have additional questions, please call our Stock Information Center at the number below.

I hope you will take this opportunity to share in our future.

Sincerely,



/s/ Charles F. Finn
-------------------------
Charles F. Finn
Chairman and Chief Executive Officer



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------
                                   QUESTIONS?

               CALL OUR STOCK INFORMATION CENTER AT (800) 804-8479 9:00 A.M. TO 4:00 P.M. EASTERN TIME, MONDAY THROUGH FRIDAY

LETTER TO CLOSED DEPOSIT ACCOUNTS (CAN BUY, NOT VOTE)
[WAYNE SAVINGS BANCSHARES LETTERHEAD]



Dear Friend:

It is my pleasure to inform you of an investment opportunity. Wayne Savings Bancshares, Inc., the parent company of Wayne Savings Community Bank, is offering up to 2,070,000 shares of its common stock for sale at $10.00 per share. There will be no sales commission charged to purchasers in the offering.

AS A WAYNE SAVINGS DEPOSITOR ON JUNE 30, 2000 OR SEPTEMBER 30, 2001, WHOSE ACCOUNT WAS CLOSED THEREAFTER, YOU HAVE THE RIGHT, BUT NO OBLIGATION, TO BUY COMMON STOCK IN THE OFFERING, BEFORE IT IS OFFERED FOR SALE TO THE GENERAL PUBLIC.

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of stock in the offering, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be RECEIVED prior to 10:00 a.m., Eastern time, on DECEMBER ___, 2001.

At September ___, 2001, Wayne Savings Bancshares, Inc. had consolidated assets of $___ million and equity of $___ million. Wayne Savings Community Bank and its subsidiary have branches located in Ashland, Medina, Wayne, Stark and Holmes Counties.

After the offering is completed, the Wayne Savings Bancshares, Inc. stock issued will trade on the Nasdaq National Market, under the symbol "WAYN."


                                                                         (OVER)

LETTER TO  CLOSED DEPOSIT ACCOUNTS



If you have questions regarding the offering, please refer to the Prospectus, including the Questions & Answers section, beginning on p. __, or call our Stock Information Center at the number below.


Sincerely,



/s/ Charles F. Finn
------------------------
Charles F. Finn
Chairman and Chief Executive Officer



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------
                                   QUESTIONS?

               CALL OUR STOCK INFORMATION CENTER AT (800) 804-8479 9:00 A.M. TO 4:00 P.M. EASTERN TIME, MONDAY THROUGH FRIDAY

LETTER TO REGISTERED PUBLIC STOCKHOLDERS
[WAYNE SAVINGS BANCSHARES LETTERHEAD]



Dear Stockholder:

In 1993, Wayne Savings Community Bank, our savings association subsidiary, reorganized into the mutual holding company form of organization, and we conducted our initial public stock offering. We are now completing the transition to full public ownership through another stock offering. Pursuant to a Plan of Conversion and Reorganization, our mutual holding company will cease to exist, and its ownership interest is being offered for sale in a common stock offering by Wayne Savings Bancshares, Inc.

We are soliciting our stockholders' votes on our Plan of Conversion. Included herein are a Proxy Statement and a Prospectus, together describing the conversion and the business reasons for it. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD. PLEASE PROMPTLY MAIL THE CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN OF CONVERSION AND REORGANIZATION.

Shares of Wayne Savings Bancshares, Inc. common stock owned by you and other public stockholders at the conclusion of the conversion will be exchanged pursuant to an exchange ratio described in the Prospectus, and the mutual holding company's shares of Wayne Savings Bancshares, Inc. will be canceled. As soon as practicable after the completion of the conversion, each stockholder holding certificates will receive a transmittal form explaining the procedure for effecting the exchange of shares. Please do not deliver your certificates before you receive the transmittal form. Shares held in street-name will be converted AUTOMATICALLY at the conclusion of the conversion; no documentation is required from stockholders.

In the stock offering, shares are being offered at $10.00 per share. Eligible depositors and borrowers of Wayne Savings Community Bank have priority in a subscription offering. Unsubscribed shares may be sold to the public in a community offering. As a stockholder of Wayne Savings Bancshares, Inc. on ______, 2001, you have a purchase preference over members of the general public in the community offering. If you choose to participate in the offering, you may do so without paying a sales commission. Please complete the enclosed Stock Order Form and return it in the Order Reply Envelope, along with payment. Stock Order Forms must be RECEIVED prior to 10:00 a.m. Eastern time, on DECEMBER __, 2001.


                                                                         (OVER)

LETTER TO REGISTERED PUBLIC STOCKHOLDERS



After the offering is completed, the Wayne Savings Bancshares, Inc. stock issued in the offering and in the exchange of shares will trade on the Nasdaq National Market, under the symbol "WAYN."

If you have questions about voting, you may refer to the Proxy Statement. If you have any questions about the offering, please refer to the Prospectus, including the Questions & Answers section (beginning on p.__).

We look forward to continued association with you as a Wayne Savings Bancshares, Inc. stockholder.

Sincerely,



/s/ Charles F. Finn
-------------------------
Charles F. Finn
Chairman and Chief Executive Officer



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


-------------------------------------------------------------------------------
                                   QUESTIONS?

          CALL OUR STOCK INFORMATION CENTER TOLL FREE AT (800) 804-8479
           9:00 A.M. TO 4:00 P.M. EASTERN TIME, MONDAY THROUGH FRIDAY

LETTER TO "STREET NAME" BENEFICIAL OWNERS
[WAYNE SAVINGS BANCSHARES LETTERHEAD]

(NOTE: BENEFICIAL OWNER PROXY MATERIALS MUST BE MAILED THROUGH PROXY DELIVERY CHANNELS. ADP WILL NOT MAIL ORDER FORMS, SO BENEFICIAL OWNERS ARE INSTRUCTED IN THIS LETTER TO CALL THE STOCK INFORMATION CENTER IF THEY WISH TO BUY IN THE OFFERING).

Dear Stockholder:

In 1993, Wayne Savings Community Bank, our savings association subsidiary, reorganized into the mutual holding company form of organization, and we conducted our initial public stock offering. We are now completing the transition to full public ownership through another stock offering. Pursuant to a Plan of Conversion and Reorganization, our mutual holding company will cease to exist, and its ownership interest is being offered for sale in a common stock offering by Wayne Savings Bancshares, Inc.

We are soliciting our stockholders' votes on our Plan of Conversion and Reorganization. Included herein are a Proxy Statement and a Prospectus, together describing the conversion and the business reasons for it. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD. PLEASE PROMPTLY MAIL THE CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN OF CONVERSION AND REORGANIZATION.

Shares of Wayne Savings Bancshares, Inc. common stock owned by you and other public stockholders at the conclusion of the conversion will be exchanged pursuant to an exchange ratio described in the Prospectus, and the mutual holding company's shares of Wayne Savings Bancshares, Inc. stock will be canceled. As soon as practicable after the completion of the conversion, each stockholder holding certificates will receive a transmittal form explaining the documentation required for effecting the exchange of shares. Shares held in street-name will be converted AUTOMATICALLY at the conclusion of the conversion; no documentation is required from you.

In the stock offering, shares are being offered at $10.00 per share. Eligible depositors and borrowers of Wayne Savings Community Bank have priority in a subscription offering. Unsubscribed shares may be sold to the public in a community offering. As a stockholder of Wayne Savings Bancshares, Inc. on __________, 2001, you have a purchase preference over members of the general public in the community offering. If you choose to participate in the offering, you may do so without paying a sales commission. IF YOU WOULD LIKE TO RECEIVE A STOCK ORDER FORM AND ORDER REPLY ENVELOPE, PLEASE CALL OUR STOCK INFORMATION CENTER, AT (800) 804-8479. STOCK ORDER FORMS, ALONG WITH PAYMENT, MUST BE RECEIVED BY 10:00 A.M. EASTERN TIME, ON DECEMBER __, 2001.


                                                                         (OVER)

LETTER TO "STREET NAME" BENEFICIAL OWNERS



After the offering is completed, the Wayne Savings Bancshares, Inc. stock issued in the offering and in the exchange of shares will trade on the Nasdaq National Market, under the symbol "WAYN."

If you have any questions about voting, you may refer to the Proxy Statement. If you have any questions about the offering, please refer to the Prospectus, including the Questions & Answers section beginning on page __.

We look forward to continued association with you as a Wayne Savings Bancshares, Inc. stockholder.

Sincerely,



/s/ Charles F. Finn
-----------------------
Charles F. Finn
Chairman and Chief Executive Officer



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


-------------------------------------------------------------------------------
                                   QUESTIONS?

               CALL OUR STOCK INFORMATION CENTER AT (800) 804-8479 9:00 A.M. TO 4:00 P.M. EASTERN TIME, MONDAY THROUGH FRIDAY

LETTER TO POTENTIAL INVESTORS (NON-CUSTOMERS)
[WAYNE SAVINGS BANCSHARES LETTERHEAD]



Dear Friend:

It is my pleasure to inform you of an investment opportunity. Wayne Savings Bancshares, Inc., the parent company of Wayne Savings Community Bank, is offering up to 2,070,000 shares of its common stock for sale at $10.00 per share. There will be no sales commission charged to purchasers in the offering.

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of stock in the offering, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be RECEIVED prior to 10:00 a.m. Eastern time, on DECEMBER __, 2001.

At September __, 2001, Wayne Savings Bancshares, Inc. had consolidated assets of $___ million and equity of $___ million. Wayne Savings Community Bank and its subsidiary have branches located in Ashland, Medina, Wayne, Stark and Holmes Counties.

After the offering is completed, the Wayne Savings Bancshares, Inc. stock issued will trade on the Nasdaq National Market, under the symbol "WAYN."


                                                                         (OVER)

LETTER TO POTENTIAL INVESTORS



If you have questions regarding the offering, please refer to the Prospectus, including the Questions & Answers section beginning on p. __, or call our Stock Information Center at the number below.

Sincerely,



/s/ Charles F. Finn
-------------------------
Charles F. Finn
Chairman and Chief Executive Officer



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
-------------------------------------------------------------------------------
                                   QUESTIONS?

               CALL OUR STOCK INFORMATION CENTER AT (800) 804-8479 9:00 A.M. TO 4:00 P.M. EASTERN TIME, MONDAY THROUGH FRIDAY


---------
NOTE: THIS LETTER WOULD BE SENT TO "COMMUNITY MEMBERS" - I.E. CALL-INS OR ANY TARGETED INDIVIDUALS

 RYAN, BECK "BROKER DEALER" LETTER
[RYAN, BECK LETTERHEAD]







Dear Sir/Madam:

At the request of Wayne Savings Bancshares, Inc., we are enclosing materials regarding the offering of Wayne Savings Bancshares, Inc. common stock. We have included in the package a Prospectus describing the stock offering. Ryan, Beck & Co., LLC has been retained by Wayne Savings Bancshares, Inc. as selling agent in connection with the stock offering.


We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.


Sincerely,


/s/ Ryan, Beck & Co., LLC
---------------------------
Ryan, Beck & Co., LLC







THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


-----------------------------
NOTE: TO ACCOMPANY, NOT REPLACE, ONE OF THE PRECEDING LETTERS FOR PROSPECTS IN STATES WHERE THE OFFER MUST BE MADE BY A BROKER-DEALER.

STOCK ORDER ACKNOWLEDGEMENT LETTER
[WAYNE SAVINGS BANCSHARES LETTERHEAD]


Date

                                                            Batch No.:
                                                                       ---------
                                                            Order No.:
                                                                       ---------

[imprinted with name & address of subscriber]

Dear Subscriber [personalize name if possible]:

This letter is to confirm that we have received your order and payment for shares of Wayne Savings Bancshares, Inc. common stock. Please check the following carefully to verify that your order information is correctly reflected in our records. If any of this information does not agree with your records, please contact our Stock Information Center. Please reference the batch and order number listed above.

STOCK REGISTRATION:                         Name1
-------------------
                                            Name2
                                            Street1
                                            Street2
                                            City, State, Zip
SOCIAL SECURITY/TAX ID NO.:                 xxx-xx-xxxx
---------------------------
SHARES ORDERED:                             xxx shares
---------------
OFFERING CATEGORY #:                        xxx (SEE SUMMARY BELOW)
--------------------

Please note that, although the offering period ends at 10:00 a.m. Eastern time, on December __, 2001, we are required to receive final regulatory approval before stock certificates can be mailed or trading in the stock can begin. This approval may not occur for several weeks AFTER the offering deadline. Your patience is appreciated.

THIS LETTER IS AN ACKNOWLEDGMENT THAT YOUR ORDER AND PAYMENT HAVE BEEN RECEIVED. IT IS NOT A GUARANTEE THAT YOUR ORDER WILL BE FILLED, EITHER COMPLETELY OR PARTIALLY. IF WE RECEIVE ORDERS FOR MORE SHARES OF STOCK THAN OFFERED FOR SALE, AVAILABLE SHARES WILL BE ALLOCATED ON A PRIORITY BASIS, AS DESCRIBED IN OUR PROSPECTUS DATED NOVEMBER __, 2001. SEE THE SECTION ENTITLED "THE CONVERSION", BEGINNING ON PAGE ___.


                                                                         (OVER)

STOCK ORDER ACKNOWLEDGEMENT LETTER




OFFERING CATEGORIES SUMMARY:
----------------------------
Category  #1:  Depositors on June 30, 2000*
Category #2: Wayne Savings' tax qualified employee stock benefit plans, including the employee stock ownership plan Category #3: Depositors on September 30, 2001* Category #4: Depositors on October 31, 2001 and borrowers on June 23, 1993 who remained as borrowers on October 31, 2001 Category #5: Wayne Savings Bancshares, Inc. stockholders as of _______, 2001 Category #6: Natural persons resident in the Ohio Counties of Holmes, Wayne, Medina, Ashland and Stark. Category #7: Others not qualifying in the above categories * WITH AN AGGREGATE OF $50 ON DEPOSIT AT THAT DATE

Thank you for your interest in Wayne Savings Bancshares, Inc.









--------------------------------------------------------------------------------
                                   QUESTIONS?
--------------------------------------------------------------------------------
         Call our Stock Information Center toll free at (800) 804-8479,
                             Monday through Friday,
                      9:00 a.m. to 4:00 p.m., Eastern time



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


---------------
NOTE: PRINTED AND MAILED BY STOCK INFORMATION CENTER PERSONNEL AFTER ORDERS ARE PROCESSED.

STOCK CERTIFICATE MAILING LETTER
[WAYNE SAVINGS BANCSHARES LETTERHEAD]



I would like to thank you for participating in our stock offering. A total of ___________ shares were purchased by investors at $10.00 per share.

Your stock certificate is enclosed. Please review it to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

                                    BY MAIL:
                   [insert name and address of transfer agent]

                                  OR BY PHONE:
                                           -
                                 (---) ---- ----
If the enclosed stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive stockholder communications.

If you paid for your shares by check or money order, you have received, or soon will receive, a check representing interest earned on your funds. Interest payments were calculated at Wayne Savings' passbook savings rate (___ % per annum) from the date your funds were received until _______, 2001. If you paid for your shares by authorizing a withdrawal from a Wayne Savings deposit account, that withdrawal has been made. Interest was earned at your account's contractual rate and credited to your account to the date of withdrawal, ________, 2001.

Wayne Savings Bancshares, Inc. common stock trades on the Nasdaq National Market. Through _______, 2001, it will trade under the symbol "WAYND." Thereafter, it will trade under "WAYN."

Sincerely,



/s/ Charles F. Finn
------------------------
Charles F. Finn
Chairman and Chief Executive Officer

MEMBER PROXYGRAM LETTER
                                 R E M I N D E R
                           (We Need Your Prompt Vote)

Our records indicate that we have not received the Proxy Card(s) mailed to you recently in a large white envelope containing a Proxy Statement. If you recently mailed your Proxy Card(s), please accept our thanks and disregard this request.

PLEASE NOTE:
o NOT VOTING WILL BE TREATED AS VOTING "AGAINST" THE PLAN OF CONVERSION AND REORGANIZATION.

o    VOTING DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN OUR STOCK OFFERING.

o IF YOU HAVE NOT YET VOTED, PLEASE VOTE AND SIGN THE ENCLOSED REPLACEMENT PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

o YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" OUR PLAN OF CONVERSION AND REORGANIZATION.

o    WE HOPE YOU WILL VOTE YOUR PROXY CARD "FOR" THE PLAN. ---


      IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE
                 EACH PROXY CARD RECEIVED. NONE ARE DUPLICATES!

                                   QUESTIONS?

              Please call our Information Center at (800) 804-8479, Monday through Friday, 9:00 a.m. to 4:00 p.m. Eastern time.


                       WAYNE SAVINGS COMMUNITY BANK [LOGO]

---------------
NOTE: A DIFFERENT VERSION MAY BE CREATED FOR A SECOND PROXYGRAM MAILING. THIS IS PRINTED ON CANARY YELLOW 81/2" X 11" PAPER.

STOCKGRAM CARD (OPTIONAL)




FRONT OF CARD:
--------------------------------------------------------------------------------


Wayne Savings Bancshares  [logo]      STOCKGRAM

                                      Time is running out for you to purchase
                                      stock in Wayne Savings Bancshares, Inc.'s offering of common stock.


           THIS IS A REMINDER THAT YOUR OPPORTUNITY TO PARTICIPATE IN
     OUR OFFERING EXPIRES AT 10:00 A.M. EASTERN TIME, ON DECEMBER ___, 2001.

Questions? Call the Stock Information Center at (800) 804-8479, 9:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday.

If you have already placed a stock order, please disregard this reminder.



THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------



BACK OF CARD:

Wayne Savings' return address; customer name(s) and address imprinted; pre-paid postage permit information.


--------------
NOTE:  41/2" X 6" CARD, PRINTED ON BLUE PAPER.  MAILED TO A SELECT GROUP.

COMMUNITY MEETING INVITATION FOR ENCLOSURE IN MAILING PACKAGES (OPTIONAL)
                         YOU ARE CORDIALLY INVITED. . .

                    TO AN INFORMATIONAL MEETING AND RECEPTION

       to learn about the business focus of Wayne Savings Bancshares, Inc.
                             and its stock offering

                               [Put location here]

                                         , 2001
                                 --------

                               [Put location here]

                                         , 2001
                                 --------

                                    7:00 p.m.

                            LIGHT REFRESHMENTS SERVED



                               SEATING IS LIMITED
                      Please call to make your reservation.

                                 (800) 804-8479
                             Monday through Friday,
                       9:00 a.m. to 4:00 p.m. Eastern time



                         WAYNE SAVINGS BANCSHARES [LOGO]



THIS INVITATION IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

MEETING NEWSPAPER ADVERTISEMENT (OPTIONAL)

                         WAYNE SAVINGS BANCSHARES [LOGO]
               (HOLDING COMPANY FOR WAYNE SAVINGS COMMUNITY BANK)


                             UP TO 2,070,000 SHARES
                                  COMMON STOCK

                                      PRICE
                                $10.00 PER SHARE


Wayne Savings Bancshares, Inc., the holding company for Wayne Savings Community Bank, is conducting an offering of common stock. Shares may be purchased directly from Wayne Savings Bancshares, Inc. during the offering period.

THIS OFFERING EXPIRES AT 10:00 A.M. ON DECEMBER __, 2001.


                                       oo

                         YOU ARE CORDIALLY INVITED. . .

To an informational meeting and reception to learn about the business focus of Wayne Savings Bancshares, Inc. and its stock offering.

[Put location here]                      , 2001                       7:00 p.m.
                                  -------
[Put location here]                      , 2001                        7:00 p.m.
                                  -------

                            LIGHT REFRESHMENTS SERVED

                                       oo


TO MAKE A RESERVATION OR RECEIVE A COPY OF THE PROSPECTUS, CALL OUR STOCK INFORMATION CENTER AT (800) 804-8479, MONDAY THROUGH FRIDAY, 9:00 A.M. TO 4:00 P.M.



THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

TOMBSTONE NEWSPAPER ADVERTISEMENT  (OPTIONAL)





                         WAYNE SAVINGS BANCSHARES [LOGO]
               (HOLDING COMPANY FOR WAYNE SAVINGS COMMUNITY BANK)


                             UP TO 2,070,000 SHARES
                                  COMMON STOCK



                                      PRICE
                                $10.00 PER SHARE



Wayne Savings Bancshares, Inc. is conducting an offering of common stock. Shares may be purchased directly from Wayne Savings Bancshares, Inc. during the offering period.

THIS OFFERING EXPIRES AT 10:00 A.M. ON DECEMBER __, 2001.

To receive a copy of the Prospectus, call our Stock Information Center at (800) 804-8479, Monday through Friday, 9:00 a.m. to 4:00 p.m.



THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

BRANCH LOBBY POSTER - BUY & VOTE

                  WE ARE CONDUCTING AN OFFERING OF COMMON STOCK

                             UP TO 2,070,000 SHARES
                                  COMMON STOCK

                          $10 PER SHARE PURCHASE PRICE

            THIS OFFERING EXPIRES AT 10:00 A.M. on December __, 2001
                                    /~ /~ /~
                          HAVE YOU CAST YOUR VOTE YET?

           We would like to remind you to mail in your Proxy Card(s), voting on our Plan of Conversion and Reorganization.

         Our Directors hope you will join them in voting "FOR" the Plan.

The Plan is a change to our corporate form of organization. It will not result in changes to our branches, staff or your account relationships. Deposit accounts will continue to be FDIC - insured.

     Voting does not obligate you to purchase stock in our stock offering.
                                    /~ /~ /~

                  IF YOU HAVE QUESTIONS ABOUT AT (800) 804-8479
                  MONDAY THROUGH FRIDAY, 9:00 A.M. TO 4:00 P.M.
      OUR INFORMATION CENTER IS LOCATED AT 151 NORTH MARKET STREET, WOOSTER

                              WAYNE SAVINGS [LOGO]


THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.
------------
NOTE:  The top portion (on the offering) is optional.

VOTE - BANK STATEMENT REMINDER CLAUSE (OPTIONAL)



In November, you may have received a large envelope containing proxy cards to be used to vote on our organization's Plan of Conversion and Reorganization. If you received cards, but have not mailed them back, please do so. If you have questions about voting, call our Information Center at (800) 804-8479, Monday through Friday, 9:00 a.m. to 4:00 p.m. Eastern time. Thank you.

---------------
NOTE: THIS CAN BE PRINTED IN A "NOTICE" SPACE ON BANK STATEMENT CYCLES. ALTERNATIVELY, A SEPARATE SLIP CAN BE INCLUDED. THIS REMINDER SHOULD BE IMPLEMENTED ONLY IF CONVENIENT AND NOT COSTLY.

                                  WAYNE SAVINGS

                            STOCK INFORMATION CENTER



                              RIGHT THIS WAY -> ->

                                     WELCOME

                                       TO

                             THE WAYNE SAVINGS STOCK

                               INFORMATION CENTER

                              THE STOCK INFORMATION

                                CENTER IS LOCATED

                                  NEXT DOOR AT

                              143 N. MARKET STREET

                                      -> ->